SETTLEMENT AGGREEMENT
                              AND RELEASE OF CLAIMS

         This Settlement Agreement and Release of Claims ("Agreement") dated as of March 6, 2000, is made and entered into by The Isosceles Fund Limited, a Bahamian company ("ISOSCELES"), and AURA SYSTEMS, INC., a Delaware company (the "Company").

                             W I T H N E S S E T H:

         WHEREAS, the Company has previously issued to ISOSCELES a Convertible Debenture dated October 27, 1998, in the original principal amount of $1,000,000 (the "Convertible Debenture") pursuant to a certain Securities Purchase Agreement between ISOSCELES and the Company dated as of October 27, 1998, (the "Purchase Agreement"), which Convertible Debenture is presently owned by ISOSCELES; and

         WHEREAS, the obligations of the Company under the Debenture are secured by a certain Security Agreement dated as of October 27, 1998; and

         WHEREAS, the parties desire to enter into this Agreement in order to provide for (i) the issuance to ISOSCELES of Three Million (3,000,000) shares of the Company's Common Stock (the "Shares") pursuant to the Convertible Debenture,
(ii) the issuance by the Company to ISOSCELES of a warrant, in the form attached hereto, entitling ISOSCELES from time to time to purchase Fifty Thousand (50,000) shares of Company's Common Stock at an exercise price of $0.375 per share (the "Settlement Warrant"), and (iii) the surrender and cancellation of the Convertible Debenture; and

         WHEREAS, contemporaneously with the execution of this Agreement the parties are entering into an Escrow Agreement (the "Escrow Agreement") with Guzik & Associates, as escrow agent ("Escrow Agent") to facilitate the consummation of the transactions contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:

         1. The Exchange. The Company shall notify ISOSCELES and the Escrow Agent within two (2) business days of the date that the Company shall comply with the current public information requirements of Rule 144(c) of the Securities Act of 1933 (the "Securities Act"). Within five business days of the date that the Company shall comply with the current public information requirements of Rule 144(c) of the Securities Act of 1933 (the "Securities Act"), the parties shall deliver to the Escrow Agent, 1800 Century Park East, Fifth Floor, Los Angeles, California, to hold in escrow pending the consummation of the exchange contemplated by this Section 1, the following: (A) the Company shall deliver (i) a stock certificate evidencing the Shares, which are being issued as a partial conversion of the Debenture, registered in the name of ISOSCELES, together with a legal opinion of Escrow Agent to the effect that such shares have been validly issued and may be resold under Rule 144 promulgated under the Securities Act of 1933 and that the holding period for the Shares under such Rule commenced on the date the Debenture was issued, (ii) the Settlement Warrant, registered in the name of ISOSCELES, and (iii) two executed originals of this Agreement; and (B) ISOSCELES shall deliver (i) the Convertible Debenture, and (ii) two executed originals of this Agreement.

         2. Closing. Subject to and in accordance with the Escrow Agreement, Escrow Agent shall notify each of the Company and ISOSCELES when it shall have received all of the items required to have been delivered by the parties pursuant to Section 1 (each a "Closing Item" and collectively, the "Closing Items"). Promptly thereafter, Escrow Agent shall deliver without liability or other risk to any party, which is hereby waived, (A) to the Company: the Convertible Debenture, and one executed original of this Agreement and (B) to or as directed by ISOSCELES: the Settlement Warrant, the Shares (and the related Rule 144 opinion) and one executed original of this Agreement (the date that all of the Closing Items are received is the "Closing Date"). If Escrow Agent shall not have received all of the Closing Items in satisfactory form on or before March15, 2000, this Agreement may be terminated by either party as if it never existed and Escrow Agent's sole duties and obligations shall be to return the items deposited with it as set forth in the escrow agreement.

         3. Warranties of ISOSCELES. ISOSCELES represents and warrants to the Company as follows:

     (a) Authorization; Enforcement. ISOSCELES has all requisite power and authority to enter into and perform this Agreement and to consummate the exchange contemplated hereby. This Agreement has been duly and validly authorized by ISOSCELES. This Agreement has been duly executed by ISOSCELES and upon full delivery of the Closing Items will constitute the valid and binding obligation of ISOSCELES enforceable against it in accordance with its terms.

     (b) Information; Acknowledgment of Risk. The Company has furnished ISOSCELES and its advisors, if any, with all materials relating to the business, finances and operations of the Company which have been requested by ISOSCELES and its advisors. ISOSCELES has been afforded the opportunity to ask questions of the Company and has received satisfactory answers to such questions concerning the terms of the securities offered, sold or exchanged hereby. ISOSCELES is aware that the Shares are speculative, that an investment in the Company involves a high degree of risk, that it may lose its entire investment and ISOSCELES can afford to bear the risks of an investment in the Company. ISOSCELES is a sophisticated investor with considerable experience in investments of this nature. ISOSCELES acknowledges that the Company makes no representations or warranties with respect to the Company, the Shares other than those representations or warranties set forth in this Agreement, and ISOSCELES has in no way relied upon any other statement made or information provided by the Company.

     (c) Accredited Investor. ISOSCELES is an "accredited investor" within the meaning of Regulation D of the Securities Act of 1933 (the "Securities Act").

     (d) Non-Affiliate Status. ISOSCELES is not presently or at any time within the past three months, and on the Closing Date will not be an "affiliate" of the Company as such quoted term is defined in the Securities Act.

4. Warranties of the Company. The Company represents and warrants to ISOSCELES as follows:

     (a) Authorization; Enforcement. The Company has all requisite power and authority to enter into and perform this Agreement and to consummate the exchange contemplated hereby. This Agreement has been duly and validly authorized by the Company. This Agreement has been duly executed by the Company and upon full delivery of the Closing Items will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms.

     (b) Ownership of Shares. On the Closing Date the Shares, when delivered to ISOSCELES in accordance with the terms of this Agreement (i) will be free and clear of any security interests, liens, claims or other encumbrances, (ii) will have been duly and validly authorized and delivered, full paid and nonassessable and will be valid and binding obligations of the Company, (iii) will not have been, individually and collectively, issued or sold in violation of any preemptive or other similar rights of the holders of any securities or obligations of the Company, (iv) will not subject the ISOSCELES to personal liability by reason of being a shareholder, and (v) will be eligible for sale under Rule 144 of the Securities Act.

     (c) No Conflicts. The execution, delivered and performance of this Agreement by the Company and the consummation by the Company of the exchange contemplated hereby do not and will not (i) conflict with or violate and provision of the company's certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights or termination, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement or other obligation of the Company, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or government authority to which the Company is subject (including federal and state securities laws and regulations).

     (d) Filing, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with any court, other governmental authority, person or entity in connection with the execution, deliver and performance by the Company of this Agreement other than filings required to be made by it under the Securities Exchange Act of 1934.

         5. Release by ISOSCELES. Effective as of the Closing Date ISOSCELES, for itself and for its employees, agents, predecessors and successors-in-interest, hereby irrevocably and unconditionally releases and forever discharges the Company and each of its subsidiaries, and each of their respective officers, directors, employees, agents, attorneys, and shareholders, former officers, directors, and employees, agents, attorneys and shareholders, predecessors and successors-in-interest and each of them from any and all claims, causes of action, demands, damages, attorneys fees, or charges of whatever kind or nature known or unknown, suspected or unsuspected, fixed or contingent, which they now have, own, hold or claim to have, or claim to own, or which they at any time, heretofore had, owned, held, or claimed to have or claimed to own, from the beginning of the world through the date of this Agreement, including claims arising out of the Action.

         6. Release by the Company. Effective as of the Closing Date the Company, for itself, its subsidiaries and for its and their respective employees, agents, predecessors and successors-in-interest, hereby irrevocably and unconditionally releases and forever discharge ISOSCELES and each of its officers, directors, employees, agents, attorneys, and shareholders, former officers directors, and employees, agents, attorneys and shareholders, predecessors, and successors-in-interest and each of them from any and all claims, causes of action, demands, damages, attorneys fees, or charges of whatever kind of nature know or unknown, suspected or unsuspected, fixed or contingent, which they now have, own, hold, or claim to have, or claim to own, or which they at any time heretofore had, owned, held, or claimed to have or claimed to own, from the beginning of the world through the date of this Agreement, including claims arising out of the Action.

         7. Effect of General Release. It is the intention of the parties that this Agreement shall be effective as a full and final accord and satisfactory relief of each and every matter as specifically or generally referred to. In furtherance of that intention, the parties hereby acknowledge that they are familiar with Section 1542 of the California Civil Code which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         The parties hereby waive and relinquish all rights and benefits which they have or may have up to the date of this Agreement under Section 1542 of the California Civil Code or the law of any other state or jurisdiction to the same or similar affect to the full extent that they may lawfully wave all such rights and benefits pertaining to the subject matter of this Agreement.

         8. Subsequent Discoveries. The parties acknowledge that there is a risk that subsequent to the execution of this Agreement, they will discover facts, which are unknown or unanticipated at the time this Agreement is executed, which if known by them on a date that this Agreement is executed, may have materially affected their decisions to execute this Agreement. The parties expressly assume the risk of discovery of such unknown and unanticipated facts and that this Agreement shall be fully valid notwithstanding the discovery of any such facts.

         9. No Assignment of Claims. Each party represents and warrants that they have not assigned or otherwise transferred or subrogated any interest in any claims which are the subject matter hereto.

         10. Covenant Not to Sue. The parties covenant and agree not to sue or bring any action, whether federal, state, or local, judicial or administrative, now or at any future time, against each other or any of the released parties, with respect to any claim released hereby. The parties represent and warrant and represent that they have not commenced any such action or proceeding as of the execution date of the Agreement except the Action.

         11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, administrators, executors, successors, and the assignees of each of the parties.

         12. Miscellaneous. Whenever this Agreement so requires, the singular number shall include the plural, the plural shall include the singular and the masculine gender shall include feminine and neutral genders.

         13. Severability. If any portion of this Agreement shall be held to be illegal or invalid by a court of competent jurisdiction, the validity of the remainder of this Agreement shall not be affected.

         14. Entire Agreement. This Agreement and the agreements referenced herein memorializes and constitutes the entire Agreement and understanding between the parties and supersedes and replaces all prior negotiations, proposed Agreements and Agreements whether written or unwritten. Each of the parties to this Agreement acknowledges that no other party nor any agent or attorney of any other party has made any promise, representation, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement. Each party further acknowledges that it has not executed this Agreement in reliance upon a collateral promise, representation, or warranty.

         15. Governing Law. This Agreement shall be deemed to have been made in the State of California and shall, for all purposes be governed by and construed exclusively in accordance with the laws thereof, regardless of where any court action or proceeding is brought in connection with this Agreement.

         16. Counterparts. This Agreement may be executed in two or more counterparts, and an executed facsimile copy or counterpart shall be binding and enforceable in the same manner as the original.


         IN WITNESS THEREOF, the parties have executed this Agreement effective as of the date first written above.

AURA SYSTEMS, INC.

By: ____________________________
         Zvi Kurtzman, CEO


ISOSCELES

By:_____________________________
         Name;
         Title:

                            GENERAL POWER OF ATTORNEY


         I, the undersigned Carl M. O'Connell, of the Western District of the Island of New Providence, one of the Islands of the Commonwealth of the Bahamas, in my capacity as Sole Director of International Business Companies organized under and in accordance with the International Business Companies Act of 1989 as amended, of the Commonwealth of The Bahamas, and whose Registered Office and Registered Agent is situated at Citco Bank and Trust Company (Bahamas) Limited, Bahamas Financial Centre, 3rd Floor, Charlotte & Shirley Streets, P.O. Box CB-13136, Nassau, Bahamas, do hereby nominate, constitute and appoint:

         Tarez Curry, Businesswoman, of Nassau, The Bahamas

                                    And

         Andrew Dipkin, Businessman, of Nassau, The Bahamas

as my true and lawful attorneys-in-fact, acting singly or jointly, with full power to represent me in any and all dealings related to achieving the objectives of any Company of which I am Sole Director, and to conduct business on behalf of that Company as the said attorneys-in-fact my deem necessary or desirable.

     This Power-of-Attorney shall remain in effect for the period start of business on March 6, 2000 through the close of business on March 7, 2000.

         IN WITNESS WHEREOF, I, the said Carl M. O'Connell have hereunto set my hand and seal at Nassau, New Providence in the Commonwealth of The Bahamas, on this 3rd day of March, 2000.


                                          ----------------------------------
                                            Carl M. O'Connell